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                                                                     EXHIBIT 14


                              KPMG Peat Marwick LLP
                               4200 Norwest Center
                             90 South Seventh Street
                              Minneapolis, MN 55402


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fortis Growth Fund, Inc.
Special Portfolios, Inc.:


We consent to the use of our reports and references to our Firm included in or incorporated by reference in the 1995 Annual Reports, the Prospectuses and the Statements of Additional Information of Fortis Growth Fund, Inc. and Special Portfolios, Inc., and the reference to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" in Part A of this Registration Statement.



                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 11, 1995